UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2009

ASIAN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-27129	91-1922225
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Jinyuan Road Daxing District Industrial Development Zone Beijing, People’s Republic of China	102600
(Address of Principal Executive Offices)	(Zip Code)

+86 10 6021 2222
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 26, 2009, Mr. Christopher Patrick Holbert, member and chairman of the audit committee of the board of directors of Asian Financial, Inc. (“Asian Financial”) announced his resignation from the board of directors effective August 26, 2009. Mr. Holbert had served as a member and chairman of the audit committee of the board of directors of Asian Financial since July 2007. Immediately following his resignation from the board and audit committee, Mr. Holbert was appointed Chief Executive Officer of Asian Financial. On August 26, 2009, Mr. Holbert also stepped down from his position as member and chairman of the audit committee of Duoyuan Global Water Inc. (“Duoyuan”), an affiliate of Asian Financial. Duoyuan and Asian Financial are both controlled by Duoyuan Investments Limited, the companies’ majority shareholder. Duoyuan Investments Limited is beneficially owned by Wenhua Guo, chairman of the boards of directors of both Duoyuan and Asian Financial. Mr. Holbert had served as a director of Duoyuan and its chairman of the audit committee since September 2008.

Prior to his appointment as Asian Financial’s chief executive officer, Mr. Holbert was the vice president of finance at VisionChina Media Inc. from August 2008 to August 2009. From June 2006 to August 2008, he was the chief financial officer of Techfaith Wireless Technology Limited. From 2005 to 2006, he was the director of finance for CDC Corporation. From 2004 to 2005, he was director of Sarbanes Oxley Compliance at Chinadotcom Corporation, the predecessor of CDC Corporation. From 2003 to 2004, he was vice president of finance of Newpalm China, a subsidiary of Chinadotcom Corporation. From 2001 to 2003, he was the founding partner of Expat-CFO Services Limited, a Shanghai-based financial consultancy providing advice on doing business in China. Mr. Holbert has also served as an auditor and consultant with Deloitte Touche Tohmatsu. He is a certified public accountant and has 14 years of experience in the field of accounting and financial management. Mr. Holbert received a bachelor’s degree in science with a concentration in accounting from Bowie State University in Maryland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN FINANCIAL, INC.
(REGISTRANT)

Date: August 26, 2009	By:	/s/ William D. Suh
		Name:	William D. Suh
		Title:	Chief Financial Officer